UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022 (May 24, 2022)

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(Address of principal executive offices, zip code)

(888) 287-9109

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2022 annual meeting of the stockholders (the “Annual Meeting”) of ClearPoint Neuro, Inc. (the “Company”) held on May 24, 2022, the Company’s stockholders approved an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of the Company’s common stock from two hundred million (200,000,000) shares to eighty million (80,000,000) shares. No other changes were made to the Company’s certificate of incorporation. The foregoing description of the Certificate of Amendment is only a summary and is qualified in its entirety by the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals:

(1)	The election of eight directors to serve until the 2023 annual meeting of stockholders;

(2)	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

(3)	The advisory approval of executive compensation;

(4)	The approval of the Company’s Fourth Amended and Restated 2013 Incentive Compensation Plan; and

(5)	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation.

Each proposal was approved and the final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or broker institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

1.	Election of Directors. The following named persons were elected as directors of the Company to serve until the 2022 annual meeting of stockholders or until their successors have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. The votes were cast as follows:

Name	For	Withheld	Broker Non-Votes
Joseph M. Burnett	9,293,771	505,243	6,049,948
R. John Fletcher	9,267,639	531,375	6,049,948
Lynnette C. Fallon	9,291,553	507,461	6,049,948
Pascal E.R. Girin	9,284,576	514,438	6,049,948
B. Kristine Johnson	8,892,255	906,759	6,049,948
Matthew B. Klein	9,267,040	531,974	6,049,948
Linda M. Liau	9,301,483	497,531	6,049,948
Timothy T. Richards	8,800,184	998,830	6,049,948
2.	Ratification of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
15,820,944	19,598	8,420	—

3.	Advisory approval of executive compensation. The stockholders, on an advisory basis, approved the compensation of the Company’s executives. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
8,640,577	887,317	271,120	6,049,948

4.	Approval of the Fourth Amended and Restated 2013 Incentive Compensation Plan. The stockholders approved the Company’s Fourth Amended and Restated 2013 Incentive Compensation Plan. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
8,676,866	835,494	286,654	6,049,948
5.	Approval of the Amendment to the Amended and Restated Certificate of Incorporation. The stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
15,144,301	481,056	223,605	—

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc.
10.1	Fourth Amended and Restated 2013 Incentive Compensation Plan (filed as Appendix A to ClearPoint Neuro, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2022 and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer